UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CopyTele, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COPYTELE, INC.

900 Walt Whitman Road

Melville, NY  11747

SUPPLEMENT No. 2 TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

This Supplement No. 2 to Proxy Statement  dated November 8, 2012 (“Supplement No. 2”), supplements the proxy statement (which we refer to as the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 21, 2012 relating to the annual meeting of stockholders of CopyTele, Inc., a Delaware corporation (“CopyTele”), originally scheduled to be held on October 31, 2012 and subsequently postponed to November 9, 2012 and replaces the Supplement to Proxy Statement dated October, 29, 2012.

As previously announced, in light of the recent catastrophic storm damage on Long Island, and the severe weather on Long Island at the time of the postponed November 9 meeting, CopyTele, intends to temporarily adjourn its 2012 Annual Meeting of Stockholders until Friday, November 30, 2012. Accordingly, the November 9, 2012 Annual Meeting of Stockholders will be adjourned immediately after it is convened, and no formal business will be conducted until the meeting is re-convened on November 30, 2012.  The re-convened meeting is intended to be held on Friday, November 30, 2012 at 10:30 a.m., local time, at the Fox Hollow, Woodbury, New York.

The purpose of this Supplement No. 2 is to provide information regarding the upcoming November 30, 2012 re-convened meeting including the retention of a proxy solicitor by CopyTele in conjunction with the November 30, 2012 re-convened meeting. Except as described in this Supplement No. 2, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement No. 2 differs from, conflicts with, or updates information contained in the Proxy Statement, the information in this Supplement No. 2 is more current and shall prevail. This Supplement No. 2 revises the Proxy Statement and should be read in conjunction with it. In addition, the information set forth in the Supplement to Proxy Statement, dated October 29, 2012, is no longer current and should be disregarded in its entirety.  All capitalized terms used but not defined in this Supplement No. 2 have the meanings ascribed to them in the Proxy Statement.

The record date for the meeting will remain September 10, 2012.  Stockholders which have already cast votes for the annual meeting will not need to vote again unless they wish to change their votes.

            Retention of Proxy Solicitor and Cost

            CopyTele has hired Alliance Advisors LLC to insure that shareholders know that in light of the storm damage and weather conditions on Long Island, CopyTele intends to adjourn the Annual Meeting of Stockholders on November 9 and re-convene the meeting on November 30, and that the period to cast and/or change votes will remain open until 11:59 p.m. Eastern time on the day before the cut-off date or meeting date.  CopyTele estimates that it will pay Alliance Advisors LLC a fee of $20,000 plus reasonable expenses for these services.  CopyTele will pay the cost of preparing, mailing and soliciting proxies, including assembly, printing and mailing of the Proxy Statement and any proxy supplement, including this Supplement No. 2, and any additional information furnished to stockholders.

Important Information

CopyTele advises its stockholders to read the Proxy Statement, as amended and supplemented by this Supplement No. 2, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that CopyTele files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free on CopyTele’s website http://www.copytele.com/investors or on the website provided by Broadridge https://materials.proxyvote.com/217721.